Exhibit 99.1
NV5 ANNOUNCES RECORD FOURTH QUARTER AND FULL YEAR 2021 RESULTS; EXCEEDS ANALYSTS' CONSENSUS
 Hollywood, FL – February 28, 2022 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of compliance, technology, and engineering consulting solutions, today reported financial results for the fourth quarter and full year ended January 1, 2022.

"NV5 delivered another record year for revenues and profitability in 2021, including significant growth in net income, Adjusted EBITDA, Adjusted EBITDA margins, and earnings per share. Increased profitability was driven by the growing scale of our operations as well as our mix of high-margin offerings including utility services, environmental solutions, and energy efficiency. We completed eight strategic acquisitions in 2021 to expand our marine geospatial offering, strengthen our growing energy efficiency and clean energy business, grow our environmental transactions services, and enter the high-growth data center market in the Middle East and Asia. We enter 2022 well-positioned to capture growing client investments in infrastructure, utility reliability and safety, water and natural resources, and clean energy," said Dickerson Wright, PE, Chairman and CEO of NV5.

Fourth Quarter 2021 Financial Highlights
•Gross revenues in the fourth quarter of 2021 were $188.6 million compared to $161.2 million in the fourth quarter of 2020, a 17% increase.
•Net income in the fourth quarter of 2021 was $15.5 million compared to $4.6 million in the fourth quarter of 2020, a 238% increase.
•Adjusted EBITDA in the fourth quarter of 2021 was $39.7 million compared to $24.4 million in the fourth quarter of 2020, a 63% increase.
•Adjusted EBITDA margin increased to 21.1% in the fourth quarter of 2021 compared to 15.2% in the fourth quarter of 2020.
•GAAP EPS in the fourth quarter of 2021 was $1.02 per share compared to $0.35 per share in the fourth quarter of 2020, a 191% increase.
•Adjusted EPS in the fourth quarter of 2021 was $1.61 per share compared to $0.82 per share in the fourth quarter of 2020, a 96% increase. Diluted weighted average shares outstanding were 15,159,314 in the fourth quarter of 2021 compared to 12,922,121 in the fourth quarter of 2020.

Full Year 2021 Financial Highlights
•Gross revenues in 2021 were $706.7 million compared to $659.3 million in 2020. Fiscal 2021 included 52 weeks compared to fiscal 2020, which included 53 weeks.
•Net income in 2021 was $47.1 million compared to $21.0 million in 2020, a 124% increase.
•Adjusted EBITDA in 2021 was $132.9 million compared to $105.4 million in 2020, a 26% increase.
•Adjusted EBITDA margin increased to 18.8% in 2021 compared to 16.0% in 2020.
•GAAP EPS in 2021 was $3.22 per share compared to $1.65 per share in 2020, a 95% increase.
•Adjusted EPS in 2021 was $5.11 per share compared to $3.72 per share in 2020, a 37% increase. Diluted weighted average shares outstanding were 14,656,381 in 2021 compared to 12,713,075 in 2020.
•Cash flows from operating activities in 2021 were $101.4 million compared to $96.0 million in 2020.

Fiscal Year 2022 Guidance
•Gross revenues between $773 million and $802 million.
•GAAP EPS between $3.34 per share and $3.65 per share.
•Adjusted EPS between $5.39 per share and $5.70 per share.

52/53 Week Fiscal Year
The Company operates on a "52/53 week" fiscal year ending on the Saturday closest to the calendar quarter end. As a result, fiscal 2021 included 52 weeks compared to fiscal 2020, which included 53 weeks.
Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share. In addition, when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Conference Call

NV5 will host a conference call to discuss its fourth quarter and full year 2021 financial results at 4:30 p.m. (Eastern Time) on February 28, 2022. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Monday, February 28, 2022
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 888-412-4117
International dial-in number:    +1 646-960-0284
Conference ID:    6172299
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of compliance, technology, engineering, and environmental consulting solutions for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: testing, inspection & consulting, infrastructure engineering, utility, buildings & program management, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 112 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	January 1, 2022	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$47,980	$64,909
Billed receivables, net	153,814	142,705
Unbilled receivables, net	89,734	74,458
Prepaid expenses and other current assets	12,442	6,804
Total current assets	303,970	288,876
Property and equipment, net	32,729	27,011
Right-of-use lease assets, net	44,260	43,607
Intangible assets, net	188,224	174,931
Goodwill	389,916	343,796
Other assets	2,844	2,954
Total Assets	$961,943	$881,175

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$55,954	$39,989
Accrued liabilities	50,461	45,325
Billings in excess of costs and estimated earnings on uncompleted contracts	29,444	24,962
Client deposits	1,551	380
Current portion of contingent consideration	5,807	1,334
Current portion of notes payable and other obligations	20,734	24,196
Total current liabilities	163,951	136,186
Contingent consideration, less current portion	2,521	1,066
Other long-term liabilities	34,304	38,737
Notes payable and other obligations, less current portion	111,062	283,326
Deferred income tax liabilities, net	25,385	27,791
Total liabilities	337,223	487,106

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 15,414,005 and 13,270,131 shares issued and outstanding as of January 1, 2022 and January 2, 2021, respectively	154	133
Additional paid-in capital	451,754	268,271
Retained earnings	172,812	125,665
Total stockholders’ equity	624,720	394,069
Total liabilities and stockholders’ equity	$961,943	$881,175

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Gross revenues	$188,555	$161,178	$706,706	$659,296

Direct costs:
Salaries and wages	43,417	39,936	175,047	176,865
Sub-consultant services	35,995	28,929	124,998	107,602
Other direct costs	11,633	12,519	47,347	40,291
Total direct costs	91,045	81,384	347,392	324,758

Gross profit	97,510	79,794	359,314	334,538

Operating expenses:
Salaries and wages, payroll taxes and benefits	45,077	43,360	176,838	176,816
General and administrative	16,095	12,019	53,986	50,214
Facilities and facilities related	4,863	5,155	20,193	21,280
Depreciation and amortization	10,189	9,691	39,953	42,079
Total operating expenses	76,224	70,225	290,970	290,389

Income from operations	21,286	9,569	68,344	44,149

Interest expense	(878)	(3,260)	(6,239)	(15,181)

Income before income tax expense	20,408	6,309	62,105	28,968
Income tax expense	(4,953)	(1,735)	(14,958)	(7,950)
Net income and comprehensive income	$15,455	$4,574	$47,147	$21,018

Earnings per share:
Basic	$1.05	$0.37	$3.34	$1.70
Diluted	$1.02	$0.35	$3.22	$1.65

Weighted average common shares outstanding:
Basic	14,651,218	12,468,444	14,135,333	12,362,786
Diluted	15,159,314	12,922,121	14,656,381	12,713,075

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Twelve Months Ended
	January 1, 2022	January 2, 2021
Cash flows from operating activities:
Net income	$47,147	$21,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,971	45,488
Non-cash lease expense	10,191	9,469
Provision for doubtful accounts	1,243	4,311
Stock-based compensation	16,301	14,955
Change in fair value of contingent consideration	2,333	—
Gain on disposals of property and equipment	(1,102)	(462)
Deferred income taxes	(7,007)	(13,064)
Amortization of debt issuance costs	1,210	896
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	2,677	(13,592)
Unbilled receivables	(12,573)	1,996
Prepaid expenses and other assets	(4,792)	4,680
Accounts payable	8,181	3,367
Accrued liabilities	(12,507)	(4,865)
Billings in excess of costs and estimated earnings on uncompleted contracts	4,005	21,659
Deposits	1,164	153
Net cash provided by operating activities	101,442	96,009

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(67,995)	(882)
Proceeds from sale of assets	1,639	1,670
Purchase of property and equipment	(13,903)	(9,855)
Net cash used in investing activities	(80,259)	(9,067)

Cash flows from financing activities:
Borrowings from Senior Credit Facility	138,750	—
Proceeds from common stock offering	172,500	—
Payments of borrowings from Senior Credit Facility	(323,832)	(36,625)
Payments on notes payable	(12,516)	(15,207)
Payments of contingent consideration	(1,329)	(1,579)
Payments of common stock offering costs	(10,657)	—
Payments of debt issuance costs	(976)	(447)
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	(52)	—
Net cash used in financing activities	(38,112)	(53,858)

Net (decrease) increase in cash and cash equivalents	(16,929)	33,084
Cash and cash equivalents – beginning of period	64,909	31,825
Cash and cash equivalents – end of period	$47,980	$64,909

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES
TO COMPARABLE NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands, except share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Twelve Months Ended
		January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net Income		$15,455	$4,574	$47,147	$21,018
Add:	Interest expense	878	3,260	6,239	15,181
	Income tax expense	4,953	1,735	14,958	7,950
	Depreciation and amortization	11,574	10,808	44,971	45,488
	Stock-based compensation	4,214	4,055	16,301	14,955
	Acquisition-related costs*	2,667	11	3,274	856
Adjusted EBITDA		$39,741	$24,443	$132,890	$105,448

* Acquisition-related costs include contingent consideration fair value adjustments.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Twelve Months Ended
		January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net Income - per diluted share		$1.02	$0.35	$3.22	$1.65
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.74	0.63	2.51	2.79
	Income tax expense	(0.15)	(0.16)	(0.62)	(0.72)
Adjusted EPS		$1.61	$0.82	$5.11	$3.72